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                                                                    Exhibit 23.9

                   [LETTERHEAD OF GRANT THORNTON]



         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated June 11, 2002, accompanying the April 30, 2002 consolidated financial statements of Science & Engineering Associates, Inc. and Subsidiaries contained in this Registration Statement and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."


/s/ Grant Thornton LLP

Albuquerque, New Mexico
August 7, 2002